UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 10, 2017

CAPITAL SOUTHWEST CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2017,  Joseph B. Armes, non-executive Chairman of the Board of Directors of Capital Southwest Corporation (the “Company”), informed the Board of Directors of his decision not to stand for re-election as a director at the Company’s 2017 Annual Meeting of Shareholders, which is expected to be held on August 2, 2017 (the “Annual Meeting”). Mr. Armes’  decision was made so that he may devote his efforts to his other commitments and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Armes will leave the Board of Directors effective upon the expiration of his term at the Annual Meeting. The Board of Directors plans to appoint David R. Brooks, a current Board member, to succeed Mr. Armes as non-executive Chairman, effective upon Mr. Armes’ departure and contingent on Mr. Brooks’ re-election as a director by shareholders at the Annual Meeting.  Effective as of the Annual Meeting, the size of the Board is expected to be reduced from seven to six members. A copy of the Company’s news release announcing the changes to the Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	News release of Capital Southwest Corporation dated May 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2017

By:	/s/ Bowen S. Diehl
Name: Bowen S. Diehl
Title: Chief Executive Officer and President

EXHIBIT INDEX

Ugust 8
Exhibit No.	Description
99.1	News release of Capital Southwest Corporation dated May 10, 2017.